Exhibit 23.2

[On Mayer Hoffman McCann Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 21, 2006, relating to the consolidated financial statements of Amtech Systems, Inc. and subsidiaries as of September 30, 2006 and September 30, 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the years then ended, included in the 2006 Annual Report on Form 10-K of Amtech Systems, Inc.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

Phoenix, Arizona

August 15, 2007

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